Exhibit 5.1

Mark E. Crone Managing Partner
Citibank, N.A.	October 31, 2024	mcrone@cronelawgroup.com
388 Greenwich Street
New York, NY 10013
(the “Depositary”)

Ladies and Gentlemen:

We have acted as United States counsel to Xiao-I Corporation (the “Company”), an exempted company with limited liability organized under the laws of the Cayman Islands in connection with the issue by the Company of (a) convertible promissory note of the Company due 2025, in the original principal amount of US$2,175,000.00 (the “Note”), convertible into American depositary shares (the “ADSs” and each an “ADS”), and (b) 550,000 Pre-Delivery ADSs pursuant to the Securities Purchase Agreement (the “SPA”) between the Company and Streeterville Capital LLC (the “Buyer”) , dated as of October 30, 2024. Each ADS represents three (3) ordinary shares of par value US$0.00005 each in the capital of the Company (the “Ordinary Shares”), to be issued by Citibank, N.A., as the Depositary under the Deposit Agreement (the “Deposit Agreement”), dated as of March 9, 2023, among the Company, the Depositary and the holders and beneficial owners from time to time of ADSs issued thereunder, as amended, and as supplemented by that certain Convertible Promissory Note Letter Agreement, dated as of October 30, 2024, by and between the Company and the Depositary (the “Convertible Promissory Note Letter Agreement”).

This opinion is being furnished to you at your request. Capitalized terms used and not defined herein shall have the respective meanings set forth in the SPA.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, copies of the following:

(i)	the shelf registration statement in respect of various securities of the Company on Form F-3, (File No. 333-279306) (the “Registration Statement”) as it became effective in accordance with the Securities Act of 1933, as amended, (the “1933 Act”);

(ii)	the registration statement on Form F-6 (File No. 333-269502) filed with the SEC on February 1, 2023 (the “F-6 Registration Statement”, and, together with the F-3 Registration Statement, the “Registration Statements”);

(iii)	the prospectus supplement and final prospectus, dated October 31, 2024, filed with the SEC on October 31, 2024, under Rule 424(b)(2) of the Securities Act, in connection with the offering and sale of (i) up to $2,175,000 Conversion ADSs representing Conversion Shares issuable upon conversion of the Convertible Promissory Note and (ii) 550,000 Pre-Delivery Shares (the “Prospectus”);

(iv)	executed copies of the Note and the SPA between the Company and the Buyer, each dated as of October 30, 2024;

(xii)	executed copy of the Deposit Agreement;

(xiii)	executed copy of the Convertible Promissory Note Letter Agreement; and

(ix)	executed copy the Conversion and Issuance Instructions from the Company, dated October 31, 2024.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect and enforceability thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of the representatives of the Company and others and the accuracy of the facts, information, covenants and representations set forth in the documents listed above. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. We have assumed the accuracy of all statements of fact, and we did not independently establish or verify the facts, information, covenants and representations set forth in the documents listed above. We have not, except as specifically identified herein, been retained or engaged to perform and, accordingly have not performed, any independent review or investigation of any agreements, contracts, instruments, corporate records, orders, writs, judgments, rules or decrees to which the Company may be a party or to which the Company or any property thereof may be subject or bound.

Our opinions set forth below are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to the Company for a transaction of the nature contemplated by the SPA, the Deposit Agreement, and the Convertible Promissory Note Letter Agreement. In addition, without limiting the generality of the foregoing, we have neither examined, nor do we opine upon, any provision or matter to the extent that the examination or opinion would require a financial, mathematical or accounting calculation or determination relating to, or based upon, financial statements, supporting schedules and other financial data included in or incorporated by reference into the Registration Statements, the Disclosure Package and the Prospectus. Our opinions expressed below as to certain factual matters are qualified as being limited “to the best of our knowledge” or by other words to the same or similar effect. Such words, as used herein, mean the information known to the attorneys in the firm currently responsible for such matters with respect to the Company in connection with their representation of the Company. In rendering such opinions, we have conducted no review of documents in our files relating to any other matters in which this firm has represented the Company.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	Each of the Deposit Agreement and the Convertible Promissory Note Letter Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company under the laws of the State of New York, enforceable in accordance with its terms, subject to (A) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect, and (B) the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing.

2.	The Registration Statement registers the offer, sale, and delivery of the Note, the Ordinary Shares, and the ADSs by the Company, and the conversion of the Notes into ADSs, upon the terms contemplated in the SPA and have been declared effective under the Securities Act, and each Registration Statement complies in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations thereunder as interpreted by the Securities and Exchange Commission. To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statements or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act or the Exchange Act.

3.	The sale and delivery of Shares and ADSs by the Company on the date hereof under the terms of the SPA, the deposit of Shares with the Depositary against issuance of ADSs delivered under the terms of the Deposit Agreement, and the consummation of the transactions contemplated in the Deposit Agreement, the Convertible Promissory Note Letter Agreement and the SPA do not and will not violate the provisions of any U.S. federal or New York State law applicable to the transaction.

4.	The Company is not, and after giving effect to the application of proceeds from the offering of the Notes as contemplated in the SPA and the Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

We are members of the Bar of the State of New York, and we do not express any opinion concerning any law other than the laws of the State of New York, and the federal law of the United States of America. Accordingly, we have made no investigation of the laws of any other jurisdiction. We do not express any opinion concerning the application of the “doing business” laws of any other jurisdiction or the securities laws of any jurisdiction other than the federal securities laws of the United States. We express no opinion as to New York state securities or blue sky laws or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or in each case as to any matters arising thereunder or relating thereto. We do not express any opinion on any matter or as to any law not expressly addressed above.

We assume no obligation to advise you of any changes in any of the foregoing subsequent to the delivery of this opinion. This opinion is being delivered to you in your capacity as Depositary, and is rendered for the sole benefit of the Depositary, and no other person is entitled to rely hereon other than the Depositary. Notwithstanding the foregoing, the Depositary may disclose this opinion on a non-reliance basis where required by law, legal process, regulation or any governmental or competent regulatory authority, or for the purpose of seeking to establish a defense in any legal or regulatory proceeding or investigation relating to the matters set out in this opinion.

Very truly yours,

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